UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

PIONEER POWER SOLUTIONS, INC. (Exact name of registrant as specified in its charter)

Delaware	333-164504	27-1347616
(State of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

400 Kelby Street, 9th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, Jefferson Electric, Inc. (“Jefferson”), a wholly owned subsidiary of Pioneer Power Solutions, Inc., and Thomas Klink entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated as of April 30, 2010, between Jefferson and Mr. Klink (the “Original Agreement”) in order to (i) extend the term of the Original Agreement to April 30, 2016, unless terminated earlier in accordance with the terms therein, and (ii) change Mr. Klink’s annual base salary to $250,000.

The foregoing summary of the Amendment is not complete, and is qualified in its entirety by reference to the full text of the Amendment that is attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the Amendment for a more complete understanding of its terms and conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated as of April 30, 2013, by and between Jefferson Electric, Inc. and Thomas Klink

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: April 30, 2013	By:	/s/ Andrew Minkow
	Name: Title:	Andrew Minkow Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated as of April 30, 2013, by and between Jefferson Electric, Inc. and Thomas Klink

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